Exhibit 99.1

Westrock Coffee Company Reports Fourth Quarter and Full Year 2025 Results

and Updates 2026 Outlook

Little Rock, Ark., March 10, 2026 (GLOBE NEWSWIRE) – Westrock Coffee Company (Nasdaq: WEST) (“Westrock Coffee” or the “Company”) today reported financial results for the fourth quarter and full year ended December 31, 2025 and updates its outlook for 2026.

Full Year 2025 Highlights1

●	Consolidated Results
o	Net sales were $1.2 billion, an increase of 39.8%
o	Gross profit was $150.8 million, a decrease of 2.0%
o	Net loss was $90.4 million, compared to a net loss of $80.3 million in the prior year period
o	Consolidated Adjusted EBITDA[2] was $69.7 million and included $15.3 million of scale-up costs associated with our Conway Facility, compared to Consolidated Adjusted EBITDA of $47.2 million and $12.8 million of scale-up costs in the prior year period
●	Segment Results
o	Beverage Solutions
◾	Net sales were $908.4 million, an increase of 37.8%
◾	Segment Adjusted EBITDA[3] was $68.5 million, an increase of 27.7%
o	Sustainable Sourcing & Traceability (“SS&T”)
◾	Net sales were $280.5 million, an increase of 46.6%
◾	Segment Adjusted EBITDA[3] was $16.5 million compared to $6.4 million for the prior year period

Commenting on our results, Scott T. Ford, CEO and Co-founder stated, "As we turn the page on 2025, we are pleased with the progress made toward becoming the premiere integrated, strategic supplier to the pre-eminent global coffee, tea and energy beverage brands, as evidenced by our record results. With the build-out and commercialization of our Conway extracts and ready-to-drink facility in our rearview mirror, our focus shifts to driving volume, optimizing our product mix and maximizing margin across our platform.”

Fourth Quarter Highlights1

●	Consolidated Results
o	Net sales were $339.5 million, an increase of 48.3%
o	Gross profit was $38.9 million, an increase of 2.3%

1 Unless otherwise indicated, all comparisons are to the prior year period.

2 Consolidated Adjusted EBITDA is a non-GAAP financial measure. The definition of Consolidated Adjusted EBITDA is included under the section titled “Non-GAAP Financial Measures” and a reconciliation of Consolidated Adjusted EBITDA to the most directly comparable GAAP measure is provided in the tables that accompany this release.

3 Segment Adjusted EBITDA is a segment performance measure, which is required by U.S. GAAP to be disclosed in accordance with FASB Accounting Standards Codification 280, Segment Reporting. Segment Adjusted EBITDA is defined consistently with Consolidated Adjusted EBITDA, except that it excludes scale-up costs related to our Conway Facility.

.

o	Net loss was $22.6 million, compared to a net loss of $24.6 million in the prior year period
o	Consolidated Adjusted EBITDA[2] was $23.0 million and included $1.4 million of scale-up costs associated with our Conway Facility, compared to Consolidated Adjusted EBITDA of $13.3 million and $7.6 million of scale-up costs in the prior year period
●	Segment Results
o	Beverage Solutions
◾	Net sales were $272.5 million, an increase of 56.6%
◾	Segment Adjusted EBITDA[3] was $18.8 million, an increase of 5.4%
o	SS&T
◾	Net sales were $66.9 million, an increase of 21.9%
◾	Segment Adjusted EBITDA[3] was $5.5 million compared to $3.1 million for the prior year period

Financial Outlook

The Company is updating its 2026 outlook for its Consolidated Adjusted EBITDA, which represents growth of 29% to 44% over our full year 2025 results. These estimates incorporate projected customer demand in light of recently announced industry consolidation and the current expectations regarding end-consumer demand for ready-to-drink glass and can volumes. The updated 2026 outlook supersedes any previously disclosed guidance provided by the Company and investors should not rely on any previously disclosed financial guidance.

The guidance presented is an estimate of what the Company believes is realizable as of the date of this release and excludes any impacts of future acquisitions or capital markets activities. As such, actual results may vary from this guidance and the variations may be material. Management will provide additional details regarding the 2026 outlook on its earnings call to be held today.

Consolidated Guidance

	2026
(Millions)	Low	High
Consolidated Adjusted EBITDA	$90.0	$100.0

The Company is not readily able to provide a reconciliation of forecasted Consolidated Adjusted EBITDA to forecasted GAAP net income (loss) without unreasonable effort because certain items that impact such figure are uncertain or outside the Company’s control and cannot be reasonably predicted. Such items include the impact of non-cash gains or losses resulting from market-to-market adjustments, among others.

Conference Call Details

Westrock Coffee will host a conference call and webcast at 4:30 p.m. ET today to discuss this release. To participate in the live earnings call and question and answer session, please register HERE and dial-in information will be provided directly to you. The live audio webcast will be accessible in the “Events and Presentations” section of the Company’s Investor Relations website at https://investors.westrockcoffee.com. An archived replay of the webcast will be available shortly after the live event has concluded and will be available for a minimum of 14 days.

About Westrock Coffee

Westrock Coffee is a leading integrated coffee, tea, flavors, extracts, and ingredients solutions provider in the United States, providing coffee sourcing, supply chain management, product development, roasting, packaging, and distribution services to the retail, food service and restaurant, convenience store and travel center, non-commercial account, CPG, and hospitality industries around the world. With offices in 10 countries, the Company sources coffee and tea from numerous countries of origin.

Forward-Looking Statements

Certain statements in this press release that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended from time to time. Forward-looking statements generally are accompanied by words such as "believe," "may," "will," "estimate," "continue," "anticipate," "intend," "expect," "should," "would," "plan," "predict," "potential," "seem," "seek," "future," "outlook," and similar expressions that predict or indicate future events or trends or that are not statements of historical matters, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements include, but are not limited to, our 2026 financial outlook, the plans, objectives, expectations, and intentions of Westrock Coffee, and other statements that are not historical facts. These statements are based on information available to Westrock Coffee as of the date hereof and Westrock Coffee is not under any duty to update any of the forward-looking statements after the date of this communication to conform these statements to actual results. These statements are based on various assumptions, whether or not identified in this communication, and on the current expectations of the management of Westrock Coffee as of the date hereof and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as and should not be relied on by an investor, or others, as a guarantee, an assurance, a prediction, or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of Westrock Coffee. These forward-looking statements are subject to a number of risks and uncertainties, including, but not limited to, changes in domestic and foreign business, market, financial, political, and legal conditions; our inability to secure an adequate supply of key raw materials, including green coffee and tea, or a disruption in our supply chain, including from tariffs or trade restrictions or global conflicts (including the ongoing conflicts in Europe, the Middle East and Latin America); risks relating to the uncertainty of the projected financial information with respect to Westrock Coffee; risks related to the rollout of Westrock Coffee's business and the timing of expected business milestones; the effects of competition and industry consolidation on Westrock Coffee's business; the ability of Westrock Coffee to issue equity or equity-linked securities or obtain, refinance or extend the maturities of debt financing in the future; Westrock Coffee’s future level of indebtedness, which may reduce funds available for other business purposes and reduce the Company’s operational flexibility; Westrock Coffee’s inability to comply with the financial covenants in our credit agreement; the risk that Westrock Coffee fails to attract, motivate or retain qualified personnel; the risk that Westrock Coffee fails to fully realize the potential benefits of acquisitions or joint ventures or has difficulty successfully integrating acquired companies; the loss of significant customers or delays in bringing their products to market; litigation or legal disputes, which could lead us to incur significant liabilities and costs or harm our reputation; the risk of incurring additional costs if Westrock Coffee no longer qualifies as an emerging growth company (as defined in the JOBS Act); and those factors discussed in Westrock Coffee’s Annual Report on Form 10-K, which was filed with the United States Securities and Exchange Commission (the “SEC”) on March 12, 2025, in Part I, Item 1A “Risk Factors” and other documents Westrock Coffee has filed, or will file, with the SEC. If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that Westrock Coffee does not presently know, or that Westrock Coffee currently believes are immaterial, that could also cause actual results to differ from those contained in the forward-looking statements. In addition, the forward-looking statements reflect Westrock Coffee's expectations, plans, or forecasts of future events and views as of the date of this communication. Westrock Coffee anticipates that subsequent events and developments will cause Westrock Coffee's assessments to change. However, while Westrock Coffee may elect to update these forward-looking statements at some point in the future, Westrock Coffee specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as a representation of Westrock Coffee's assessments as of any date subsequent to the date of this communication. Accordingly, undue reliance should not be placed upon the forward-looking statements.

Contacts

Media:

PR@westrockcoffee.com

Investor Contact:

IR@westrockcoffee.com

Westrock Coffee Company

Consolidated Balance Sheets

(Unaudited)

(Thousands, except par value)	December 31, 2025	December 31, 2024
ASSETS
Cash and cash equivalents	$49,875	$26,151
Restricted cash	21,164	9,413
Accounts receivable, net of allowance for credit losses of $2,750 and $3,995, respectively	94,099	99,566
Inventories	199,802	163,323
Derivative assets	15,049	19,746
Prepaid expenses and other current assets	16,370	15,444
Total current assets	396,359	333,643

Property, plant and equipment, net	483,606	467,011
Goodwill	116,111	116,111
Intangible assets, net	107,141	114,879
Operating lease right-of-use assets	60,310	63,380
Other long-term assets	12,451	6,756
Total Assets	$1,175,978	$1,101,780

LIABILITIES, CONVERTIBLE PREFERRED SHARES AND SHAREHOLDERS' EQUITY
Current maturities of long-term debt	$19,281	$14,057
Short-term debt	82,640	54,659
Accounts payable	91,175	84,255
Supply chain finance program	96,594	78,838
Derivative liabilities	28,600	11,966
Accrued expenses and other current liabilities	95,340	34,095
Total current liabilities	413,630	277,870

Long-term debt, net	360,703	325,880
Convertible notes payable - related party, net	60,839	49,706
Deferred income taxes	10,160	14,954
Operating lease liabilities	58,146	60,692
Other long-term liabilities	865	1,346
Total liabilities	904,343	730,448

Commitments and contingencies

Series A Convertible Preferred Shares, $0.01 par value, 24,000 shares authorized, 23,511 shares and 23,511 shares issued and outstanding at December 31, 2025 and December 31, 2024, respectively, $11.50 liquidation value	273,503	273,850

Shareholders' Equity
Preferred stock, $0.01 par value, 26,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.01 par value, 300,000 shares authorized, 96,866 shares and 94,221 shares issued and outstanding at December 31, 2025 and December 31, 2024, respectively	969	942
Additional paid-in-capital	544,567	519,878
Accumulated deficit	(534,370)	(442,922)
Accumulated other comprehensive income (loss)	(13,034)	19,584
Total shareholders' equity (deficit)	(1,868)	97,482

Total Liabilities, Convertible Preferred Shares and Shareholders' Equity	$1,175,978	$1,101,780

Westrock Coffee Company

Consolidated Statements of Operations

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
(Thousands, except per share data)	2025	2024	2025	2024
Net sales	$339,472	$228,977	$1,188,952	$850,726
Costs of sales	300,578	190,965	1,038,188	696,952
Gross profit	38,894	38,012	150,764	153,774

Selling, general and administrative expense	44,198	42,955	185,469	185,137
Transaction, restructuring and integration expense	2,178	3,896	9,475	13,797
Impairment charges	—	3,690	—	5,686
Loss (gain) on disposal of property, plant and equipment	1,263	(2,687)	1,278	(1,722)
Total operating expenses	47,639	47,854	196,222	202,898
Loss from operations	(8,745)	(9,842)	(45,458)	(49,124)

Other (income) expense
Interest expense	16,006	11,935	55,747	33,856
Change in fair value of warrant liabilities	—	119	—	(7,015)
Other, net	(125)	190	(4,087)	413
Loss before income taxes and equity in earnings from unconsolidated entities	(24,626)	(22,086)	(97,118)	(76,378)
Income tax expense (benefit)	(3,084)	2,474	(1,748)	3,728
Equity in (earnings) loss from unconsolidated entities	1,019	47	(4,925)	192
Net loss	$(22,561)	$(24,607)	$(90,445)	$(80,298)
Amortization of Series A Convertible Preferred Shares	87	87	347	349
Net loss attributable to common shareholders	$(22,474)	$(24,520)	$(90,098)	$(79,949)

Loss per common share:
Basic	$(0.23)	$(0.26)	$(0.94)	$(0.89)
Diluted	$(0.23)	$(0.26)	$(0.94)	$(0.89)

Weighted-average number of shares outstanding:
Basic	96,848	94,188	95,351	89,795
Diluted	96,848	94,188	95,351	89,795

Westrock Coffee Company

Consolidated Statements of Cash Flows

(Unaudited)

	Year Ended December 31,
(Thousands)	2025	2024
Cash flows from operating activities:
Net loss	$(90,445)	$(80,298)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	55,836	34,745
Impairment charges	—	5,686
Equity-based compensation	14,552	11,608
Provision for credit losses	1,890	2,316
Amortization of deferred financing fees included in interest expense	4,638	3,224
Write-off of unamortized deferred financing fees	137	—
(Gain) loss on disposal of property, plant and equipment	1,278	(1,722)
Gain on de-consolidation of Rwanda Trading Company	(2,291)	—
Mark-to-market adjustments	629	(4,622)
Change in fair value of warrant liabilities	—	(7,015)
Foreign currency transactions	(141)	598
Deferred income tax expense (benefit)	(3,088)	3,287
Other	(3,347)	1,257
Change in operating assets and liabilities:
Accounts receivable	(6,960)	(2,766)
Inventories	(46,903)	(6,558)
Derivative assets and liabilities	(6,010)	16,383
Prepaid expense and other assets	3,349	1,983
Accounts payable	34,454	5,693
Accrued liabilities and other	23,408	2,958
Net cash used in operating activities	(19,014)	(13,243)
Cash flows from investing activities:
Additions to property, plant and equipment	(88,800)	(159,625)
Additions to intangible assets	(174)	(173)
Proceeds from sale of equity method investments and non-marketable securities	500	—
Acquisition of equity method investments and non-marketable securities, inclusive of cash contributed	(2,952)	—
Proceeds from sale of property, plant and equipment	462	13,875
Proceeds from deferred purchase price of sold trade receivables	8,788	—
Net cash used in investing activities	(82,176)	(145,923)
Cash flows from financing activities:
Payments on debt	(126,487)	(181,242)
Proceeds from debt	185,853	278,141
Payments on supply chain financing program	(181,513)	(163,869)
Proceeds from supply chain financing program	199,269	164,631
Proceeds from convertible notes payable	18,500	22,000
Proceeds from convertible notes payable - related party	11,500	50,000
Payment of debt issuance costs	(4,016)	(3,329)
Payment of convertible notes payable issuance costs	(1,175)	(511)
Net proceeds from (repayments of) repurchase agreements	11,209	(7,706)
Net change in unremitted cash collections from servicing factored receivables	13,756	—
Proceeds from exercise of stock options	—	12
Proceeds from issuance of common stock	12,097	635
Payment of equity issuance costs	(181)	(10)
Payment for taxes for net share settlement of equity awards	(2,098)	(2,122)
Net cash provided by financing activities	136,714	156,630
Effect of exchange rate changes on cash	(49)	260
Net increase (decrease) in cash and cash equivalents and restricted cash	35,475	(2,276)
Cash and cash equivalents and restricted cash at beginning of period	35,564	37,840
Cash and cash equivalents and restricted cash at end of period	$71,039	$35,564

The total cash and cash equivalents and restricted cash at December 31, 2025 and 2024 is as follows:

(Thousands)	December 31, 2025	December 31, 2024
Cash and cash equivalents	$49,875	$26,151
Restricted cash	21,164	9,413
Total	$71,039	$35,564

Westrock Coffee Company

Summary of Segment Results

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
(Thousands)	2025	2024	2025	2024
Beverage Solutions
Net sales	$272,527	$174,061	$908,449	$659,383
Segment Adjusted EBITDA[1]	18,806	17,842	68,481	53,639

Sustainable Sourcing & Traceability
Net sales[2]	$66,945	$54,916	$280,503	$191,343
Segment Adjusted EBITDA[1]	5,525	3,130	16,523	6,366

1 - Segment Adjusted EBITDA is a segment performance measure, which is required by U.S. GAAP to be disclosed in accordance with FASB Accounting Standards Codification 280, Segment Reporting. Segment Adjusted EBITDA is defined consistently with Consolidated Adjusted EBITDA, except that it excludes scale-up costs related to our Conway Facility. Refer to the Notes to the Consolidated Financial Statements included in our Annual Report on Form 10-K for additional information regarding our segments and a reconciliation of Segment Adjusted EBITDA to loss before income taxes and equity in earnings from unconsolidated entities.

2 - Net of intersegment revenues.

Westrock Coffee Company

Calculation of Beverage Solutions Credit Agreement Secured Net Leverage Ratio

(Unaudited)

(Thousands, except leverage ratio)	Trailing Twelve-Months
Beverage Solutions Segment Adjusted EBITDA	$68,481
Permissible credit agreement adjustments[1]	6,668
Trailing Twelve-Months Credit Agreement Adjusted EBITDA	$75,149

End of period:
Term loan facility	$145,469
Delayed draw term loan facility	45,313
Revolving credit facility	145,000
Letters of credit outstanding	1,980
Secured debt	337,762
Beverage Solutions unrestricted cash and cash equivalents	(48,232)
Secured net debt	$289,530

Beverage Solutions Credit Agreement secured net leverage ratio	3.85x

1 – Primarily consists of $4.2 million of pro forma run-rate impact of cost savings initiatives, as permitted by the Credit Agreement.

The Company is required to maintain compliance with, among other things, a secured net leverage ratio under the terms of its credit agreement (the “Credit Agreement”) among the Company, Westrock Beverage Solutions, LLC, as the borrower, Wells Fargo Bank, N.A., as administrative agent, collateral agent, and swingline lender, Wells Fargo Securities, LLC, as sustainability structuring agent, and each issuing bank and lender party thereto. The secured net leverage ratio is calculated as secured net debt divided by Adjusted EBITDA for the trailing twelve-month period, each as defined in the Credit Agreement, and is applicable only to our Beverage Solutions segment.

Management believes that our secured net leverage ratio provides useful information to investors and other users of our financial data regarding the Company’s compliance with its material financial covenants. Failure to comply with the covenants in the Credit Agreement or make payments when due could result in an event of default, which, if not cured or waived, could accelerate our repayment obligations under the Credit Agreement and could result in a default and acceleration under other agreements containing cross-default provisions. Under these circumstances, we might not have sufficient funds or other resources to satisfy all of our obligations. As of the date of this press release, the Company is in compliance with its financial covenants.

Westrock Coffee Company

Reconciliation of Net (Loss) Income to Non-GAAP Consolidated Adjusted EBITDA

(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
(Thousands)	2025	2024	2025	2024
Net loss	$(22,561)	$(24,607)	$(90,445)	$(80,298)
Interest expense	16,006	11,935	55,747	33,856
Income tax expense (benefit)	(3,084)	2,474	(1,748)	3,728
Depreciation and amortization	15,167	11,549	55,836	34,745
EBITDA	5,528	1,351	19,390	(7,969)
Transaction, restructuring and integration expense	2,178	3,896	9,475	13,797
Change in fair value of warrant liabilities	—	119	—	(7,015)
Equity-based compensation	2,843	3,100	14,552	11,608
Impairment charges	—	3,690	—	5,686
Conway extract and ready-to-drink facility pre-production costs	5,959	5,429	24,725	35,544
Mark-to-market adjustments	1,612	(1,930)	629	(4,622)
Loss (gain) on disposal of property, plant and equipment	1,263	(2,687)	1,278	(1,722)
Other	3,573	366	(373)	1,873
Consolidated Adjusted EBITDA	$22,956	$13,334	$69,676	$47,180

Non-GAAP Financial Measures

We refer to EBITDA and Consolidated Adjusted EBITDA in our analysis of our results of operations, which are not required by, or presented in accordance with, accounting principles generally accepted in the United States (“GAAP”). While we believe that net (loss) income, as defined by GAAP, is the most appropriate earnings measure, we also believe that EBITDA and Consolidated Adjusted EBITDA are important non-GAAP supplemental measures of operating performance as they contribute to a meaningful evaluation of the Company’s future operating performance and comparisons to the Company’s past operating performance. The Company believes that providing these non-GAAP financial measures helps investors evaluate the Company’s operating performance, profitability and business trends in a way that is consistent with how management evaluates such performance.

We define “EBITDA” as net (loss) income, as defined by GAAP, before interest expense, provision for income taxes and depreciation and amortization. We define “Consolidated Adjusted EBITDA” as EBITDA before equity-based compensation expense and the impact, which may be recurring in nature, of transaction, restructuring and integration related costs, impairment charges, changes in the fair value of warrant liabilities, non-cash mark-to-market adjustments, certain non-capitalizable costs necessary to place the Conway extract and ready-to-drink facility into commercial production, the write off of unamortized deferred financing costs, costs incurred as a result of the early repayment of debt, gains or losses on dispositions, and other similar or infrequent items (although we may not have had such charges in the periods presented). We believe EBITDA and Consolidated Adjusted EBITDA are important supplemental measures to net (loss) income because they provide additional information to evaluate our operating performance on an unleveraged basis.

Since EBITDA and Consolidated Adjusted EBITDA are not measures calculated in accordance with GAAP, they should be viewed in addition to, and not be considered as alternatives for, net (loss) income determined in accordance with GAAP. Further, our computations of EBITDA and Consolidated Adjusted EBITDA may not be comparable to that reported by other companies that define EBITDA and Consolidated Adjusted EBITDA differently than we do.

Westrock Coffee Company

2025 Outlook Versus Actual Results

(Unaudited)

Below is a summary of the Company’s performance for the year ended December 31, 2025 compared to the outlook provided in the November 6, 2025 earnings release.

	2025	2025 Outlook
(Millions)	Actual	Low	High
Consolidated Adjusted EBITDA	$69.7	$60.0	$65.0

Segment Adjusted EBITDA
Beverage Solutions	$68.5	$63.0	$68.0
SS&T	16.5	14.0	16.0

	December 31, 2025
	Actual	Outlook
Beverage Solutions Credit Agreement secured net leverage ratio	3.85x	4.50x